Exhibit 99.1

JOINT FILING AND SOLICITATION AGREEMENT

WHEREAS, certain of the undersigned are stockholders, direct or beneficial, of Aviragen Therapeutics, Inc., a Delaware corporation (the “Company”);

WHEREAS, Digirad Corporation, a Delaware corporation (“Digirad”), East Hill Management Company, LLC, a Delaware limited liability company (“East Hill Management”) and Thomas M. Clay (collectively with East Hill Management, “East Hill”) wish to form a group for the purpose of seeking representation on the Board of Directors of the Company (the “Board”) at the next meeting of stockholders of the Company at which directors can be elected (including any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof, the “Meeting”), for soliciting stockholder support for director nominations and any other proposal submitted by the CAS Group (as defined below), for such other actions as the members of the CAS Group agree to take, including, but not limited to, soliciting stockholder support against the proposed merger between the Company and Vaxart, Inc., and for the purpose of taking all other action necessary to achieve the foregoing.

NOW, IT IS AGREED, this 29th day of December 2017 by the parties hereto:

1.                  In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each of Digirad and East Hill (collectively, the “Concerned Aviragen Shareholders Group” or “CAS Group”) agrees to the joint filing on behalf of each of them of statements on Schedule 13D, and any amendments thereto, with respect to the securities of the Company, provided such filings are made in accordance with this Joint Filing and Solicitation Agreement (this “Agreement”). Each member of the CAS Group shall be responsible for the accuracy and completeness of his/its own disclosure therein, and is not responsible for the accuracy and completeness of the information concerning the other members, unless such member knows or has reason to know that such information is inaccurate.

2.                  So long as this agreement is in effect, Digirad, on the one hand, and East Hill, on the other hand, shall provide written notice to the other party and to Olshan Frome Wolosky LLP (“Olshan”) of (i) any of its purchases or sales of securities of the Company; or (ii) any securities of the Company over which it acquires or disposes of beneficial ownership. Such notice shall be provided within 24 hours of each transaction.

3.                  The parties hereto agree that (i) any director candidates to be nominated to the Board by the CAS Group shall be selected by mutual agreement of Digirad and East Hill, (ii) all strategic decisions regarding the actions taking by the CAS Group shall be decided by mutual agreement of Digirad and East Hill, and (iii) Digirad alone shall have the right to pre-approve all expenses incurred in connection with the CAS Group’s activities hereunder and Digirad agrees to pay directly all such pre-approved expenses, including but not limited to Olshan’s fees and expenses.

4.                  Each of the undersigned agrees that (a) any SEC filing, press release or stockholder communication required or proposed to be made or issued by the CAS Group or any member of the CAS Group in connection with the CAS Group’s activities shall be first approved by both Digirad and East Hill, or their representatives, which approval shall not be unreasonably withheld, and (b) any calls or meetings with, or other communications between, any member of the CAS Group or its representatives, on the one hand, and the Company or any other shareholder of the Company (or their respective representatives), on the other hand, shall not be made or held unless a representative of each member of the CAS Group participates in such call, meeting or other communication.

5.                  East Hill agrees that it will not, and it will cause its affiliates not to, sell to the Company any shares of the Company beneficially owned by East Hill or its affiliates unless (i) East Hill reasonably believes that any large shareholder of the Company intends to sell, or has sold, any of such large shareholder’s shares of the Company to the Company at a premium over the then current trading price of the shares of the Company, or (ii) East Hill reasonably believes that the CAS Group will be unsuccessful in its efforts to elect directors to the Board. For the purposes of this Agreement, (a) a “large shareholder” is any shareholder who at any point during the term of this Agreement beneficially owns at least 3% of the outstanding shares of the Company, and (b) “affiliate” of East Hill means an affiliate of East Hill over whom East Hill has control.

6.                  The relationship of the parties hereto shall be limited to carrying out the purposes of the CAS Group in accordance with the terms of this Agreement. Such relationship shall be construed and deemed to be for the sole and limited purpose of carrying out such purposes as described herein. Nothing herein shall be construed to authorize any party to act as an agent for any other party, or to create a joint venture or partnership, or to constitute an indemnification. Except as provided in Section 5 above, nothing herein shall restrict any party’s right to purchase or sell securities of the Company, as he/it deems appropriate, in his/its sole discretion, provided that all such sales are made in compliance with all applicable securities laws.

7.                  This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

8.                  In the event of any dispute arising out of the provisions of this Agreement or the parties’ investment in the Company, the parties hereto consent and submit to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court for the Southern District of New York, and any appellate court from any thereof. This Agreement is a contract under the laws of the State of New York and shall for all purposes be construed in accordance with and governed by the laws of said State without reference to its conflict or choice of laws principles (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law, which shall apply to this Agreement).

9.                  The parties’ rights and obligations under this agreement (other than the rights and obligations set forth in Section 3 and Section 8 which shall survive any termination of this agreement) shall terminate immediately after the conclusion of the activities for which the CAS Group was formed, including upon entry into any settlement agreement with the Company, or as otherwise agreed to by the parties.  Notwithstanding the foregoing, any party hereto may terminate his/its obligations under this agreement on 24 hours’ written notice to all other parties, with a copy by fax to Adam W. Finerman at Olshan, Fax No. (212) 451-2222.

10.              All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile or .pdf), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) when delivered by hand, (b) when transmitted via facsimile to the number set out herein, (c) when delivered by electronic mail, when delivered, or (d) the second Business Day following the day on which the same has been delivered prepaid to a reputable national express air courier service, addressed as follows, or to such other address as may be hereafter notified by the respective parties hereto:

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If to Digirad:

Digirad Corporation

1048 Industrial Court

Suwanee, GA 30024

Attention: Jeffrey R. Keyes

Facsimile: (858) 726-1546

Email: jeffry.keyes@digirad.com

with a copy to (which shall not constitute notice):

Olshan Frome Wolosky LLP

1325 Avenue of the Americas

New York, New York 10019

Attention: Adam W. Finerman, Esq. and Timothy D. Knox, Esq.

Facsimile: (212) 451-2222

Email: afinerman@olshanlaw.com and tknox@olshanlaw.com

If to East Hill:

East Hill Management Company, LLC

70 Main Street

Suite 300

Petersborough, NH 03458

Attention: Thomas M. Clay

Facsimile: (603) 371-9034

Email: thomas.clay@easthillmgt.com

with a copy to (which shall not constitute notice):

Sullivan & Worcester LLP

One Post Office Square

Boston, MA 02109

Attention: William A. Levine, Esq. and Benjamin J. Armour

Facsimile: (617) 338-2880

E-mail: wlevine@sandw.com and barmour@sandw.com

11.              Each party acknowledges that Olshan shall act as counsel for both the CAS Group and Digirad and its affiliates relating to their investment in the Company and each party agrees that Olshan will prepare, file and/or issue all SEC and other regulatory filings, press releases or stockholder communications proposed to be made or issued by the CAS Group in connection with the actions of the CAS Group with respect to the Company and approved as provided in this Agreement, unless otherwise agreed by the parties. The parties agree that if the CAS Group is successful in its nomination of directors to the Board, the CAS Group will seek reimbursement for (i) East Hill’s legal expenses relating to its previous efforts to effect change at the Company prior to the date hereof and (ii) the CAS Group’s and Digirad’s legal expenses relating to the CAS Group’s activities.

12.              The terms and provisions of this Agreement may not be modified, waived or amended without the written consent of each of the parties hereto.

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13.              Each of the undersigned parties hereby agrees that this Agreement shall be filed as an exhibit to a Schedule 13D pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Joint Filing and Solicitation Agreement to be executed as of the day and year first above written.

Digirad Corporation

By:	/s/ Jeffry R. Keyes
	Name:	Jeffry R. Keyes
	Title:	Chief Financial Officer

EAST HILL MANAGEMENT COMPANY, LLC

By:	/s/ Thomas M. Clay
	Name:	Thomas M. Clay
	Title:	Manager

/s/ Thomas M. Clay
Thomas M. Clay

Signature Page to Joint Filing and Solicitation Agreement